UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 23, 2006

ZYGO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0964500
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Laurel Brook Road, Middlefield, CT		06455-0448
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Zygo Corporation (the “Company”) awarded, pursuant to the Company’s 2002 Equity Incentive Plan, each of the executive officers listed below: (i) an option to purchase the number of shares of the Company’s common stock, par value $.10 the (“Common Stock”) specified below at an exercise price of $12.83 per share (the “Options”) and (ii) the number of restricted shares of Common Stock (the “Restricted Stock”) specified below. In general, the Options will vest and become exercisable in quarterly increments over a four year period and the Restricted Stock will vest with respect to one-half of the shares on each of August 23, 2009 and August 23, 2010, provided that the recipient remains continuously employed by the Company through each applicable vesting date.

Name	Shares of Restricted Stock	Shares subject to Stock Options

William H. Bacon	3,800	6,000
Doug Eccleston	5,500	8,000
Brian Monti	7,000	12,000
David Person	4,000	7,000
J. Bruce Robinson	16,000	40,000
Walter Shephard	9,000	15,000
Robert Stoner	5,000	12,000
Carl Zanoni	5,000	10,000

In addition, the Committee awarded an aggregate of 98,050 shares of Restricted Stock pursuant to the Plan to 115 non-executive officer employees of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: August 25, 2006	By:	/s/ J. Bruce Robinson
Name: J. Bruce Robinson Title: Chairman, President and Chief Executive Officer